                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Post-Effective Amendment to the Registration Statement of Spirit of America Investment Fund, Inc. on Form N-1A of our report dated November 28, 2000, on the financial statements and financial highlights of Spirit of America Investment Fund, Inc. which report is included in the Annual Report to Shareholders for the year ended October 31, 2000, which is incorporated by reference in the Registration Statement.



                                             TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
February 23, 2001